Liquidmetal
  Technologies
                                                                    News Release
FOR IMMEDIATE RELEASE
---------------------

CONTACT: David Townsend
         (813) 314-0280
         david.townsend@liquidmetal.com
         ------------------------------

        Liquidmetal(R) Technologies Announces Private Placement Agreement

         LAKE FOREST, CA, January 16, 2004 - Liquidmetal(R) Technologies, Inc. (NASDAQ:LQMT) today announced that it has entered into a definitive agreement to sell between $5.0 and $7.0 million of 6.0% senior convertible notes due 2007 to Michigan Venture Capital Co., Ltd. ("Michigan"), a South Korea-based institutional investment firm, in a private placement under the Securities Act of 1933 as amended.

         The notes will be convertible at any time into LQMT common stock at a price of $3.00 per share. Michigan also will receive a warrant to purchase up to
1.0 million shares of common stock, exercisable at $3.00 per share for a period of 100 days after the closing of the transaction. In addition, Michigan will have the right to call for repayment of the notes prior to maturity at any time after the second anniversary of the closing.

         Net proceeds from the transaction will be used for working capital and general corporate purposes.

         The transaction is expected to close by February 16, 2004, subject to certain closing conditions, including: executing and delivering to Michigan a registration rights agreement whereby the company agrees to file a registration statement relating to the resale of any shares of the company's common stock issued upon the conversion of the notes; granting Michigan a subordinated security interest on the building and equipment comprising the company's South Korea manufacturing facility; granting Michigan a security interest in certain patents owned by the company; Michigan obtaining standard regulatory approvals for investment of funds outside of the Republic of Korea; and other customary closing conditions.


                                    --more--

                                       (2)

         This private placement was made under an exemption from the registration requirements of the Securities Act of 1933, as amended, and the purchasers may not offer or sell the securities sold in the offering in the absence of an effective registration statement or exemption from registration requirements.

         This notice is issued pursuant to Rule 135c under the Securities Act of 1933 and shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

About Liquidmetal Technologies, Inc.
------------------------------------

Liquidmetal Technologies, Inc. (www.liquidmetal.com) is the leading developer, manufacturer, and marketer of products made from amorphous alloys. Amorphous alloys are unique materials that are characterized by a random atomic structure, in contrast to the crystalline atomic structure possessed by ordinary metals and alloys. Bulk Liquidmetal(R) alloys are two to three times stronger than commonly used titanium alloys, harder than tool steel, and relatively non-corrosive and wear resistant. Bulk Liquidmetal alloys can also be molded into precision net-shaped parts similar to plastics, resulting in intricate and sophisticated engineered designs. Liquidmetal Technologies is the first company to produce amorphous alloys in commercially viable bulk form, enabling significant improvements in products across a wide array of industries. The combination of a super alloy's performance coupled with unique processing advantages positions Liquidmetal alloys for what the company believes will be The Third RevolutionTM in material science.

This news release may contain "forward-looking statements" that involve risks and uncertainties, including statements regarding our plans, future events, objectives, expectations, forecasts, or assumptions. Any statement in this press release that is not a statement of historical fact is a forward-looking statement, and in some cases, words such as "believe," "estimate," "project," "expect," "intend," "may," "anticipate," "plans," "seeks," and similar expressions identify forward-looking statements. These statements involve risks and uncertainties that could cause actual outcomes and results to differ materially from the anticipated outcomes or result, and undue reliance should not be placed on these statements. These risks and uncertainties may include: our limited operating history in developing and manufacturing products from bulk amorphous alloys; the adoption of our alloys by customers; the commercial success of our customer's products; our ability to identify, develop, and commercialize new applications for our alloys; competition with suppliers of incumbent materials; the development of new materials that render our alloys obsolete; the ability to manage our anticipated growth; our limited direct experience in manufacturing bulk alloy products; scaling-up our manufacturing facilities; protecting and improving our intellectual property and manufacturing processes; problems associated with manufacturing and selling our alloys outside of the United States; our ability to consummate the private placement of the notes; and other risks and uncertainties discussed in filings made with the Securities and Exchange Commission (including risks described in subsequent reports on Form 10-Q, Form 10-K, Form 8-K, and other filings). Liquidmetal Technologies disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.




                                      ####